SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ASKMENOW, INC.

This Second Amended and Restated Certificate of Incorporation hereby amends and restates in its entirety that certain Certificate of Incorporation of AskMeNow, Inc. (formerly Ocean West Holding Corporation), as originally filed with the Secretary of State of the State of Delaware on August 15, 2000 and subsequently amended and restated by that certain Amended and Restated Certificate of Incorporation as filed on December 5, 2006, as effective December 18, 2006. This Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law. The text of the Certificate of Incorporation is hereby amended and restated to read in full as follows:

1.    Name. The name of the corporation is AskMeNow, Inc. (the “Corporation”).

2.    Registered Office and Registered Agent. The address of the registered office of the Corporation in the State of Delaware is 222 Delaware Avenue, 9th Floor, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at that address is The Delaware Corporation Agency.

3.    Business. The nature of the business or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.    Capital Structure.

4.1. Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is 310,000,000 shares, consisting of:

(a)    300,000,000 shares of common stock, par value $.01 per share (“Common Stock”); and

(b)    10,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”), which the Corporation’s board of directors (the “Board of Directors”) may designate in one or more series in accordance with Section 6 below.

4.2. Preemptive Rights. No holder of shares of any class of stock of the Corporation now or hereafter authorized shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class now or hereafter authorized, or any portions or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

5.    Common Stock.

5.1 Dividends.

(a)    When, as, and if dividends are declared by the Board of Directors, whether payable in cash, property, securities or rights of the Corporation or any other entity, the holders of shares of Common Stock shall be entitled to share equally in and to receive such dividends, in accordance with the number of shares of Common Stock held by each such holder.

(b)    Dividends payable under this Section 5.1 shall be paid to the holders of record of the outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any Common Stock issued as a dividend pursuant to this Section shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and encumbrances. The Corporation shall not issue fractions of Common Stock on payment of such dividend but shall issue a whole number of shares to such holder of Common Stock rounded up or down in the Corporation’s sole discretion to the nearest whole number, without compensation to the stockholder whose fractional shares have been rounded down or from any stockholder whose fractional shares have been rounded up.

5.2. Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Stock, if any, of the full amount to which they are entitled pursuant to this Certificate of Incorporation and any resolutions that may be adopted from time to time by the Board of Directors in accordance with Section 6 below, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, if any, to share ratably in accordance with the number of shares of Common Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Stock, whether such assets are capital, surplus or earnings. For purposes of this Section, neither the consolidation or merger of the Corporation with or into any other corporation or corporations pursuant to which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 5.

5.3. Voting Rights.

(a)    The holders of the Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders, with each share of Common Stock entitled to one vote. The holders of Common Stock are not entitled to cumulative votes in the election of any directors.

(b)    In the event that the shares of Common Stock shall be listed and quoted on an exchange or other trading system, the Board of Directors shall ensure, and shall have all powers necessary to ensure, that the membership of the Board of Directors and the voting rights of the holders of Common Stock shall at all times be consistent with the applicable rules and regulations, if any, for the Common Stock to be eligible for listing and quotation on such exchange or other trading system.

6.    Preferred Stock. Subject to the provisions of this Certificate of Incorporation and applicable law, the Board of Directors is authorized to provide for the issuances of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)    The number of shares constituting that series and the distinctive designation of that series;

(b)    The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or series, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)     Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d)     Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)    Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)    Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; and

(g)     The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

The Company shall initially have the series of preferred stock, which shall have the number of authorized shares and the preferences, rights and limitations, as described below.

“Series A Preferred Stock.”

1.    Number Authorized and Designation. Of the 10,000,000 shares of Preferred Stock authorized under Section 4 hereof, the Corporation shall have the authority to issue 1,500,000 shares designated as 10% (PIK) Preferred Stock, $10 per share face value, Series A Preferred Stock, $.01 par value per share, upon the terms, conditions, rights, preferences and limitations set forth herein (referred to herein as “Series A Preferred Stock”).

2.    Rights, Preferences and Limitations. The relative rights, preferences and limitations of the Series A Preferred Stock are as follows:

(a)    Rank. The Series A Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) prior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series A Preferred Stock of whatever subdivision (collectively, with the Common Stock, “Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Series A Preferred Stock (“Parity Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (all such distributions being referred to collectively as “Distributions”).

(b)    Dividends. The holders of record of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, dividends paid in shares of Series A Preferred Stock. Stock dividends shall be payable at the annual rate of ten (10%) percent, or $1.00 per share (e.g., one tenth of one share). The initial dividend paid after the date of original issuance of any shares or fractions of a share of Series A Preferred Stock shall accrue from such date of issuance on a pro rata basis. Dividends shall be payable to holders of record, as they appear on the stock books of the Corporation on such record dates as may be declared by the Board of Directors, not more than sixty (60) days, nor less than ten (10) days, preceding the payment dates of such dividends. If the dividend on the Series A Preferred Stock shall not have been paid or set apart in full for the Series A Preferred Stock when payable, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment before any dividends shall be paid upon or set apart for, or any other distributions paid or made on, or any payments made on account of the purchase, redemption or retirement of, the Common Stock or any other series of Preferred Stock of the Corporation ranking as to dividends or distributions of assets on liquidation, dissolution or winding up of Corporation junior to the Series A Preferred Stock other than, in the case of dividends or distributions, dividends or distributions paid in shares of Common Stock or such other junior ranking stock. When dividends are not paid in full upon the shares or fractions of a share of Series A Preferred Stock and any other Preferred Stock ranking on a parity as to payment of dividends with this Series A Preferred Stock, all dividends declared upon this series and any other Preferred Stock ranking on a parity as to dividends with this series shall be declared, pro rata, so that the amount of dividends declared per share or fraction of a share on this Series A Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same rates that accrued dividends per share on the shares of Series A Preferred Stock and such other Preferred Stock bear to each other. Accumulations of dividends on the Series A Preferred Stock shall not bear interest.

(c)    Conversion. The number of fully paid and non-assessable shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Conversion Rate (as hereinafter defined) by the number of shares of Series A Preferred Stock being converted at any time. The conversion rate in effect on the conversion date for the Series A Preferred Stock (“Conversion Rate”) shall be determined after the closing of the Corporation’s private offering, which commenced on March 21, 2006 (the “Offering”), in accordance with the provisions of either subsection (d) or (e) below, in each case subject to adjustment whenever there shall occur a stock split, stock dividend, combination, recapitalization, reclassification or other similar event involving a change in the Common Stock.

(d)    Mandatory Conversion. The face value of each share of Series A Preferred Stock will convert into Common Stock of the Corporation at the Corporation’s sole discretion anytime after the effective date of the registration statement covering the underlying shares of Common Stock at a 20% discount to Market (defined below), provided that the Common Stock is trading above $1.25 per share for the 20 consecutive days prior to the date of notice of conversion. However, under no circumstances will the conversion price be less than $1.00 per share or more than $1.65 per share. For purposes of this subsection (d), “Market” shall be defined as the average closing bid price for the Common Stock for the 20 consecutive trading days prior to the notice of conversion.

(e)    Voluntary Conversion. Upon the election of an investor (“Investor”) at any time after the last closing of the Offering, the face value of each share of Series A Preferred Stock is convertible at a price equal to the Volume Weighted Average Price (“VWAP”) less 20% for the 6 months prior to the date of conversion. However, under no circumstances will the conversion price be less than $1.00 per share or more than $1.65 per share.

(f)    Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors in good faith. Before any holder of Preferred Stock shall be entitled to receive certificates representing shares of Common Stock issuable upon conversion of the Preferred Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same, and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable after receipt of the certificate(s) representing Preferred Stock, issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Conversions shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(g)    Adjustment to Conversion Price for Stock Dividends, Stock Splits and Combinations. In the event the Corporation shall at any time or from time to time effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and, conversely, in the event the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment pursuant to this subsection (g) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(h)    Reservation of Shares. The Corporation shall at all times reserve out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to permit the conversion of all of the Series A Preferred Stock then outstanding, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. All shares of Common Stock issued upon due conversion of shares of Series A Preferred Stock shall be validly issued, fully paid and non-assessable.

(i)    Rights Upon Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon.

(j)    Voting Rights. Except as provided by the Delaware General Corporation Law, holders of Series A Preferred Stock shall have no voting rights on matters submitted to a vote of stockholders of the Corporation.

The Corporation shall not amend, alter, change or repeal the preferences, privileges, special rights or other powers of the Series A Preferred Stock so as to adversely affect the Series A Preferred Stock, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding aggregate number of shares of such affected Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class; provided, however; the Corporation may at any time without the vote or consent of the stockholders of the Series A Preferred Stock or any other stockholder amend the Series A Certificate of Designations to increase or reduce the number of shares designated thereunder so long as any reduction does not result in the designation of less Series A Preferred Stock than is issued and outstanding at the time of the reduction.

So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock: (i) create any new class or series of stock having a preference over the Series A Preferred Stock with respect to Distributions, (ii) dissolve the Corporation or effectuate a liquidation, (iii) enter into any agreement for, or consummate, any merger, recapitalization, reclassification, sale of all or substantially all of the assets of the Corporation, or any acquisition of the stock or assets of another entity, or (iv) elect one or more members of the Board of Directors of the Corporation.

(k)    Preemptive Rights. Holders of Series A Preferred Stock shall have no preemptive rights.

(l)    Liquidation Rights. Upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of shares of Series A Preferred Stock shall be entitled to receive, immediately after any distribution of securities required by the Certificate of Incorporation, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and pari passu with any distribution of Parity Securities, an amount equal to $10 per share of Series A Preferred Stock plus an additional amount equal to any dividends declared but unpaid on such shares before any payments shall be made or any assets distributed to holders of any class of Common Stock. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series A Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series A Preferred Stock. An amount equal to $10 per share, plus an additional amount equal to any dividend declared but unpaid on such Common Stock, shall then be paid ratably to the holders of the Common Stock. All assets remaining thereafter shall then be distributed, pari passu, to all the holders of the Series A Preferred Stock (on the basis as if all outstanding shares of Series A Preferred Stock had been converted into Common Stock) and all Common Stock.

“Series B Preferred Stock.”

1.    Number Authorized and Designation. Of the 10,000,000 shares of Preferred Stock authorized under Section 4 hereof, the Corporation shall have the authority to issue 1,600,000 shares designated as 10% (PIK) Preferred Stock, $10 per share face value, Series B Preferred Stock, upon the terms, conditions, rights, preferences and limitations set forth herein (referred to herein as “Series B Preferred Stock”).

2.    Rights, Preferences and Limitations. The relative rights, preferences and limitations of Series B Preferred Stock are as follows:

(a)    Rank. The Series B Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) prior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series B Preferred Stock of whatever subdivision (collectively, with the Common Stock, “Junior Securities”); (iii) on parity with the Series A Preferred Stock and any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Series B Preferred Stock (“Parity Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (all such distributions being referred to collectively as “Distributions”).

(b)    Dividends. The holders of record of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, dividends paid in shares of Series B Preferred Stock (“PIK”). Stock dividends shall be payable at the annual rate of ten (10%) percent, or $1.00 per share (i.e., one tenth of one share). The initial dividend paid after the date of original issuance of any shares or fractions of a share of Series B Preferred Stock shall accrue from such date of issuance on a pro rata basis. Dividends shall be payable to holders of record, as they appear on the stock books of the Corporation on such record dates as may be declared by the Board of Directors, not more than sixty (60) days, nor less than ten (10) days preceding the payment dates of such dividends. If the dividend on the Series B Preferred Stock shall not have been paid or set apart in full for the Series B Preferred Stock when payable, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment before any dividends shall be paid upon or set apart for, or any other distributions paid or made on, or any payments made on account of the purchase, redemption or retirement of, the Common Stock or any other series of Preferred Stock of the Corporation ranking, as to dividends or distributions of assets on liquidation, dissolution or winding up of Corporation, junior to the Series B Preferred Stock other than, in the case of dividends or distributions, dividends or distributions paid in shares of Common Stock or such other junior ranking stock. When dividends are not paid in full upon the shares or fractions of a share of Series B Preferred Stock, Series A Preferred Stock and any other Preferred Stock ranking on a parity as to payment of dividends with this Series B Preferred Stock, all dividends declared upon this series and any other Preferred Stock ranking on a parity as to dividends with this series shall be declared, pro rata, so that the amount of dividends declared per share or fraction of a share on this Series B Preferred Stock, Series A Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same rates that accrued dividends per share on the shares of Series B Preferred Stock and such other Preferred Stock bear to each other. Accumulations of dividends on the Series B Preferred Stock shall not bear interest.

(c)    Conversion.

            (i)    Generally. Upon the election of an investor (“Investor”) at any time after the last closing of the Offering, the face value of each share of Series B Preferred Stock is convertible at a price equal to $0.50 per share of Common Stock (the “Conversion Price”). The number of fully paid and non-assessable shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Conversion Price by the face value of the shares of Series B Preferred Stock being converted at any time. The Conversion Price in effect on the conversion date for the Series B Preferred Stock shall be in accordance with the provisions of subsection (iii) below, subject to adjustment whenever there shall occur a stock split, stock dividend, combination, recapitalization, reclassification or other similar event involving a change in the Common Stock.

            (ii)    Mandatory Conversion. Each share of Series B Preferred Stock shall automatically convert (without any action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent) into that number of fully paid and nonassessable shares of Common Stock at the Conversion Price (initially $0.50 per share) determined in accordance with the provisions of subsections 2(c)(i) and (iii) herein, automatically without written notice after the second anniversary date of the first issuance of the Series B Preferred Stock. The Corporation will continue paying PIK dividends through the Conversion Date.

            (iii)     Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors in good faith. Before any holder of Preferred Stock shall be entitled to receive certificates representing shares of Common Stock issuable upon conversion of the Preferred Stock, he shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give five (5) days’ prior written notice to the Corporation at such office that he elects to convert the same, and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable after receipt of the certificate(s) representing Preferred Stock, issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Conversions shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

            (iv)    Adjustment to Conversion Price for Stock Dividends, Stock Splits and Combinations. In the event the Corporation shall at any time or from time to time effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and, conversely, in the event the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment pursuant to this subsection (c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (v)    Reservation of Shares. The Corporation shall at all times reserve out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to permit the conversion of all of the Series B Preferred Stock then outstanding, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. All shares of Common Stock issued upon due conversion of shares of Series B Preferred Stock shall be validly issued, fully paid and non-assessable.

            (vi)    Rights Upon Conversion. All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefore and payment of any accrued and unpaid dividends thereon.

(d)    Voting Rights. Except as provided below and by the Delaware General Corporation Law, holders of Series B Preferred Stock shall have no voting rights on matters submitted to a vote of stockholders of the Corporation.

The Corporation shall not amend, alter, change or repeal the preferences, privileges, special rights or other powers of the Series B Preferred Stock so as to adversely affect the Series B Preferred Stock, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding aggregate number of shares of such affected Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class; provided, however; the Corporation may at any time without the vote or consent of the stockholders of the Series B Preferred Stock or any other stockholder amend the Series B Certificate of Designation to increase or reduce the number of shares designated thereunder so long as any reduction does not result in the designation of less Series B Preferred Stock than is issued and outstanding at the time of the reduction.

So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock: (i) create any new class or series of stock having a preference over the Series B Preferred Stock with respect to Distributions, (ii) dissolve the Corporation or effectuate a liquidation, (iii) enter into any agreement for, or consummate, any merger, recapitalization, reclassification, sale of all or substantially all of the assets of the Corporation, or any acquisition of the stock or assets of another entity, or (iv) elect one member of the Board of Directors of the Corporation together with the holders of Series A Preferred Stock.

(e)    Preemptive Rights. Holders of Series B Preferred Stock shall have no preemptive rights.

(f)    Liquidation Rights. Upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of shares of Series B Preferred Stock shall be entitled to receive, immediately after any distribution of securities required by the Certificate of Incorporation, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and pari passu with any distribution of Parity Securities, an amount equal to $10 per share of Series B Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares before any payments shall be made or any assets distributed to holders of any class of Common Stock. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series B Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series B Preferred Stock. An amount equal to $10 per share, plus an additional amount equal to any dividend declared but unpaid on such Common Stock, shall then be paid ratably to the holders of the Common Stock. All assets remaining thereafter shall then be distributed, pari passu, to all the holders of the Series B Preferred Stock (on the basis as if all outstanding shares of Series B Preferred Stock had been converted into Common Stock) and Common Stock.

(g)    Anti-Dilution.

(i)    Adjustment for Dividends, Stock Splits and Combinations. If outstanding shares of the Common Stock shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect of the Common Stock, then the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately increased. Any such adjustment to the Conversion Price shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

(ii)    Adjustments for Other Dividends. If the Corporation at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or securities convertible into or exchangeable for Common Stock, then and in each such event, provision shall be made so that the holders of Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period with respect to the rights of the holders of Series B Preferred Stock.

(iii)    Reorganizations, Mergers, Consolidations or Reclassifications. In the event of any capital reorganization, any reclassification of the Common Stock (other than a change in par value), or the consolidation or merger of the Corporation with or into another person, the holders of Series B Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefore in any agreement relating thereto, cash in the amount of the Face Value of the Series B Preferred Stock plus accrued dividends payable in cash equal to the number of shares of Series B Preferred Stock issued as dividends multiplied by the Conversion Price.

(iv)    Sale of Additional Shares.

(i)    If at any time or from time to time the Corporation shall elect to issue or sell Additional Shares of Common Stock (as hereinafter defined), or is deemed to have issued or sold Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock as provided in Section g(i) above and other than as a subdivision or combination of shares of Common Stock as provided in Section g(i) above, for a consideration per share less than the then existing Conversion Price, then, and in each such case, the Corporation shall either (i) obtain in advance of any such proposed issuance, the consent of the Investor Representative to the Offering, or (ii) redeem the Series B Preferred Stock as provided in subsection (j) below.

(ii)    For the purpose of determining whether any proposed issuance is of less than the Conversion Price any adjustment in the Conversion Price or number of shares of Common Stock issuable upon conversion of Series A Shares, as provided above, the consideration received by the Corporation for any issuance or sale of securities shall:

                (A)    to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any expenses payable directly or indirectly by the Corporation and any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Corporation in connection with such issuance or sale;

                (B)    to the extent it consists of property other than cash, the consideration other than cash shall be computed at the fair market value thereof as determined in good faith by the Board, at or about (but in either case as of) the date of the adoption of the resolution specifically authorizing such issuance or sale, irrespective of any accounting treatment thereof; provided, however, that such fair market value as determined by the Board, when added to any cash consideration received in connection with such issuance or sale, shall not exceed the aggregate market price of the Additional Shares of Common Stock being issued, as of the date of the adoption of such resolution; and

                (C)    if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for consideration which covers both, the consideration received for the Additional Shares of Common Stock, Convertible Securities or rights or options shall be computed as that portion of the consideration so received which is reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(iii)    For the purpose of subsection (i) above, if at any time, or from time to time, the Corporation issues any stock or other securities convertible into Additional Shares of Common Stock (other than the issuance of additional Series B Preferred Stock as provided in the purchase agreement under which the Series B Preferred Stock were sold by the Corporation to the initial purchasers thereof) (“Convertible Securities”) or issues any rights or options to purchase Additional Shares of Common Stock or Convertible Securities (“Rights”), then, and in each such case, if the Effective Conversion Price (as defined below) of such Rights or Convertible Securities shall be less than the Conversion Price in effect immediately prior to the issuance of such Rights or Convertible Securities, the Corporation shall be deemed to have issued at the time of the issuance of such Rights or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received in consideration therefore an amount equal to the aggregate Effective Conversion Price of such Rights or Convertible Securities. “Effective Conversion Price” means the lowest amount of consideration, if any, received or receivable by the Corporation with respect to any Additional Share(s) of Common Stock upon issuance of the Rights or Convertible Securities and upon their exercise or conversion, respectively. No further determination shall be made under subsection (ii) above upon the issuance of such Rights or Convertible Securities as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Rights or the conversion of any such Convertible Securities.

                (A)    “Additional Shares of Common Stock” means all shares of Common Stock issued or deemed to be issued by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than (i) the issuance of shares of Common Stock upon the conversion of Series A Preferred Stock and/or the Series B Preferred Stock and the Warrants issued in the Offering; (ii) the issuance of shares of Common Stock, Convertible Securities or Rights to the Corporation’s management team as compensation, or the issuance of shares of Common Stock upon exercise of Convertible Securities or Rights, or issuance of Convertible Securities or Rights to the officers, employees, directors, consultants or advisors to the Corporation pursuant to the Corporation’s stock option plan, stock purchase plan, or other arrangement approved by the Board; (iii) the issuance of shares of Common Stock, Convertible Securities or Rights in a merger or acquisition by the Corporation approved by the Board; (iv) the issuance of shares of Common Stock, Convertible Securities or Rights to financial institutions or lessors, pursuant to a commercial credit arrangement, equipment financing transaction, or a similar transaction, or in connection with a strategic partnership approved by the Board; (v) the issuance of securities in a registered public offering; (vi) the issuance of securities pursuant to the exercise of currently outstanding options, warrants, notes or other rights to acquire Common Stock of the Corporation; or (vii) the issuance of shares of Common Stock Convertible Securities or Rights approved by the Corporation’s shareholders.

                (B)    “Common Stock” as used in this Subsection (g), means any shares of any class of the Corporation’s voting capital stock other than the Series B Preferred Stock.

(h)    Reservation of Shares. The Corporation shall at all times reserve out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to permit the conversion of all of the Series B Preferred Stock then outstanding, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Series B Preferred Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In that regard until such time as the Corporation’s Certificate of Incorporation is amended to increase its authorized Common Stock, neither the Series A nor Series B Preferred Stock shall be convertible into Common Stock. All shares of Common Stock when issued upon conversion of Series B Preferred Stock shall be validly issued, fully paid and non-assessable.

(i)    Rights Upon Conversion. All Series B Preferred Stock which shall have been converted into shares of Common Stock as herein provided shall no longer be deemed to be outstanding and all rights with respect to such Series B Preferred Stock, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefore and payment of any accrued and unpaid dividends thereon.

(j)    Redemption.

                (B)  The shares of Series B Preferred Stock, on five days’ prior written notice to the holder, may be redeemed solely at the option of the Corporation, at any time after issuance, at the Redemption Price equal to 120% of the Face Value of the Series B Preferred Stock paid in cash plus accrued dividends equal to the number of shares of Series B Preferred Stock issued as dividends multiplied by the Conversion Price. Notwithstanding the foregoing, prior to such fifth day, the holder of such Series B Preferred Stock, may elect to convert their shares of Series B Preferred Stock into equity at $0.50 per share.

                (C)  In the event of any capital reorganization, any reclassification of the Common Stock (other than a change in par value), or the consolidation or merger of the Corporation with or into another person, the holders of Series B Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating thereto, cash in the amount of the Face Value of the Series B Preferred Stock plus accrued dividends payable in cash equal to the number of shares of Series B Preferred Stock issued as dividends multiplied by the Conversion Price.

                (D)  If at any time during its two year period from the first date of issuance of the Series B Preferred Stock pursuant to this Section, the Corporation elects to issue its securities at less than the Conversion Price then in effect, it shall redeem the Series B Preferred Stock at the Redemption Price set forth in subsection (A) above.

                (E)  If any of the foregoing conditions in subsections (A), (B) or (C) above shall cease to exist at any time before redemption occurs, then the Corporation may elect to nullify the Redemption Notice in which case the Redemption Notice shall be null and void, ab initio. On and after the date fixed for redemption, the Holder shall have no rights with respect to the Series B Preferred Stock except to receive the Redemption Price upon surrender of the respective Stock Certificate. The redemption payment shall be made in cash on the date fixed for redemption in the Corporation’s notice of redemption, as described below (the “Redemption Date”). The redemption payment is due in full on the Redemption Date.

The notice of redemption shall specify: (i) the Redemption Price; (ii) the date fixed for redemption (the “Redemption Date”); (iii) the place where Series B Preferred Stock shall be delivered and the redemption price paid; and (iv) that the right to convert the Series B Preferred Stock shall terminate at 5:00 p.m. (Pacific Coast Time) on the Business Day immediately preceding the Redemption Date. An affidavit of the Secretary or an Assistant Secretary of the Corporation that notice of redemption has been mailed shall, in the absence of fraud, be conclusive evidence of the facts stated therein.

From and after the Redemption Date, the Corporation shall, at the place specified in the notice of redemption, upon presentation and surrender to the Corporation by or on behalf of the Holder thereof of this Series B Preferred Stock, deliver or cause to be delivered to or upon the written order of such holder, a sum of cash equal to the Redemption Price of each such share of Series B Preferred Stock. From and after the Redemption Date and upon the deposit or setting aside by the Corporation of a sum sufficient to redeem all the Series B Preferred Stock called for redemption, such Series B Preferred Stock shall expire and become void and all rights hereunder shall cease, except the right, if any, to receive payment of the Redemption Price.

“Series C Preferred Stock.”

1.    Number Authorized and Designation. Of the 10,000,000 shares of preferred stock authorized under Section 4 hereof, the Corporation shall have the authority to issue 400,000 shares of Series C Preferred Stock, upon the terms, conditions, rights, preferences and limitations set forth herein.

2.    Rights, Preferences and Limitations. The relative rights, preferences and limitations of the Series C Preferred Stock are as follows:

(a)    Rank. The Series C Preferred Stock shall rank (i) senior to all of the Common Stock, par value $.01 per share (“Common Stock”); (ii) prior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series C Preferred Stock of whatever subdivision (collectively, with the Common Stock, “Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Series C Preferred Stock (“Parity Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (all such distributions being referred to collectively as “Distributions”).

(b)    Dividends. Except as provided by the DGCL the holders of record of Series C Preferred Stock shall not be entitled to receive dividends.

(c)    Conversion. The Corporation has filed with the Securities and Exchange Commission a Schedule 14C Information Statement to, among other things, increase its authorized Common Stock. At such time as our Certificate of Incorporation is amended to increase the authorized capital all shares of Series C Preferred Stock will automatically be converted on a one for ten basis (the “Conversion Rate”) into ten (10) shares of Common Stock of the Corporation. The Conversion Rate in effect on the conversion date for the Series C Preferred Stock shall be subject to adjustment whenever there shall occur a stock split, stock dividend, combination, recapitalization, reclassification or other similar event involving a change in the Common Stock.

(i)    Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors in good faith. Twenty days following the mailing of the 14C Information Statement, the Series C Preferred will be cancelled on the books of the Company and Common Shares of the Company will automatically be issued by the Company’s transfer agent and mailed via Certified mail to each holder of the Series C Preferred Stock. The Corporation shall, as soon as practicable, issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Conversions shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(ii)    Rights Upon Conversion. All shares of Series C Preferred Stock which shall have been converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefore and payment of any accrued and unpaid dividends thereon.

(d)    Voting Rights. Except as provided below and by the DGCL, holders of Series C Preferred Stock shall have no voting rights on matters submitted to a vote of stockholders of the Corporation.

The Corporation shall not amend, alter, change or repeal the preferences, privileges, special rights or other powers of the Series C Preferred Stock so as to adversely affect the Series C Preferred Stock, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding aggregate number of shares of such affected Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class; provided, however; the Corporation may at any time without the vote or consent of the stockholders of the Series C Preferred Stock or any other stockholder amend the Series C Certificate of Designation to increase or reduce the number of shares designated thereunder so long as any reduction does not result in the designation of less Series C Preferred Stock than is issued and outstanding at the time of the reduction.

(e)    Preemptive Rights. Holders of Series C Preferred Stock shall have no preemptive rights.

(f)    Liquidation Rights. Upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of shares of Series C Preferred Stock shall be entitled to receive, immediately after any distribution of securities required by the Certificate of Incorporation, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and pari passu with any distribution of Parity Securities, an amount equal to $.01 per share of Series C Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares before any payments shall be made or any assets distributed to holders of any class of Common Stock. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series C Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series C Preferred Stock. An amount equal to $.01 per share, plus an additional amount equal to any dividend declared but unpaid on such Common Stock, shall then be paid ratably to the holders of the Common Stock. All assets remaining thereafter shall then be distributed, pari passu, to all the holders of the Series C Preferred Stock (on the basis as if all outstanding shares of Series C Preferred Stock had been converted into Common Stock) and Common Stock.

(g)    Anti-Dilution.

(i)    Adjustment for Dividends, Stock Splits and Combinations. If outstanding shares of the Common Stock shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect of the Common Stock, then the Conversion Rate in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately increased. Any such adjustment to the Conversion Rate shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

(ii)    Adjustments for Other Dividends. If the Corporation at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or securities convertible into or exchangeable for Common Stock, then and in each such event, provision shall be made so that the holders Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period with respect to the rights of the holders of Series C Preferred Stock.

(h)    Registration Rights. The Corporation shall amend its current Registration to cover the four (4) million shares of underlying Common Stock herein within 90 days or no later than December 1, 2006. If however, the Securities and Exchange Commission does not allow the amendment of the current Registration Statement, the Company will file a new Registration Statement on or before December 1, 2006 covering the four (4) million Common Shares.

(i)    Reservation of Shares. The Corporation shall at all times reserve out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to permit the conversion of all of the Series C Preferred Stock then outstanding, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Series C Preferred Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In that regard until such time as the Corporation’s Certificate of Incorporation is amended to increase its authorized Common Stock, neither the Series A, Series B Preferred Stock, nor Series C Preferred Stock shall be convertible into Common Stock. All shares of Common Stock when issued upon conversion of Series C Preferred Stock shall be validly issued, fully paid and non-assessable.

7.    Existence. The Corporation is to have perpetual existence.

8.    Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

9.    Elections, Meeting and Books. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

10.    Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

11.    Limitation on Director Liability. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; except for liability: (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing and culpable violation of law; (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent of the Delaware General Corporation Law as so amended. Any repeal or modification of this Section shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

12.    Indemnification.

12.1. General. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigation (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in any other capacity while serving as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 12.2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

    12.2. Failure to Pay a Claim. If a claim under Subsection 12.1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

12.3. Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

12.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trusts or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

12.5. Definition of the Corporation. As used in this Section, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

12.6. Severability. If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted by any applicable portion of this Section that shall not have been invalidated or by any other applicable law.

    13. Creditors. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing seventy-five per cent (75%) in value of the creditors or class of creditors, and/or if the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer on this 30th day of August 2007.

AskMeNow, Inc.

By:	/s/ Darryl Cohen
Darryl Cohen, President